UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Commission File Number: 000-28481

                                  ICONET, INC.
             (Exact name of registrant as specified in its charter)

                                Nevada 86-0891931
          (State of organization) (I.R.S. Employer Identification No.)

                                 8 Gaucho Drive
                         Rolling Hills Estates, CA 90274
                    (Address of principal executive offices)

         Company's telephone number, including area code: (416) 682-9255


                          Consultant Compensation Plan
                            (FULL TITLE OF THE PLAN)

                             Randy Miller, President
                                 8 Gaucho Drive
                         Rolling Hills Estates, CA 90274
              ------------------------------------------------------
                  (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

                                 (416) 682-9255
         -----------------------------------------------------------------
        (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE,  OF  AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF         AMOUNT TO BE   PROPOSED   MAXIMUM   PROPOSED MAXIMUM    AMOUNT
SECURITIES TO    REGISTERED     OFFERING   PRICE     AGGREGATE OFFERING    OF
REGISTRATION                     PRICE      PER          PRICE           REGIS-
BE REGISTERED                     PER      SHARE                         TRATION
                                 SHARE                                    FEE
--------------------------------------------------------------------------------

Common Stock,     1,500,000      $ .05    $  .05      $75,000.00       $ 18.75
..001 Par Value

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

     (1) THE PLAN IS TO BE ENTITLED "THE CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY ICONET, INC. (HEREINAFTER "REGISTRANT").

     (2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANT (HEREINAFTER CONSULTANT) FOR SERVICES RENDERED TO REGISTRANT, NONE OF WHICH SERVICES RELATE TO THE OFFER OR SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION OR THE DIRECT OR INDIRECT PROMOTION OR MAINTENANCE OF A MARKET FOR THE REGISTRANT'S SECURITIES:

(A)  ANDRE PEIRRARD                                          1,500,000 SHARES
     54 rue Michel Gehrend
     L-1619
     Luxembourg


     SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS TO EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.


     (3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

     (4) CONTACT INFORMATION: RANDY MILLER, PRESIDENT OF REGISTRANT, 8 GAUCHO DRIVE ROLLING HILLS ESTATES, CA 90274; TELEPHONE: (416) 682-9255.


(B)  SECURITIES  TO  BE  OFFERED

     (1) A TOTAL OF 1,500,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE
     OFFERED.

     (2) NOT APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANT LISTED IN NO. 2 ABOVE IS THE ONLY ELIGIBLE PARTICIPANT IN THIS PLAN.

(D)  PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED:

     (1) CONSULTANT SHALL HAVE SHARES ISSUED TO HIM AS FULL CONSIDERATION FOR THE REFERENCED SERVICES.

     (2) CONSULTANT SHALL BE DEEMED TO HAVE PAID IN FULL FOR THE SHARES AS COMPENSATION FOR THE CONSULTING SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

     (3) CONSULTANT IS PERMITTED TO RECEIVE A TOTAL OF 1,500,000 SHARES.

     (4) NOT APPLICABLE

     (5) NOT APPLICABLE

     (6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

(E)  RESALE  RESTRICTIONS:  NO  RESTRICTIONS  ON  RESALE  ARE  CURRENTLY
CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANT WILL REALIZE INCOME WHEN HE RECEIVES THE SHARES, BASED ON HIS AGREEMENT WITH REGISTRANT, AND MAY REALIZE A GAIN WHEN HE SELLS THE SHARES, BASED ON THE SALE PRICE HE RECEIVES VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

(G)  INVESTMENT  OF FUNDS: THERE WILL BE NO  FUNDS RECEIVED.

(H)  WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

     (1) NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

     (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANT CHOOSES TO ASSIGN HIS INTEREST TO A THIRD PARTY.

     (3)  NOT  APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J)  CHARGES,  DEDUCTIONS  AND  LIENS  THEREOF

     (1) THERE ARE NO CHARGES OR DEDUCTIONS CURRENTLY CONTEMPLATED.

     (2) THERE ARE NO CREATION OF LIEN TERMS CURRENTLY CONTEMPLATED.

     (3) NOT APPLICABLE

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANT UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 2001 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING SEPTEMBER 30, 2001, JUNE 30, 2001 AND MARCH 31, 2002, AND THE FORM 8-K FILED AUGUST 29, 2001, ARE HEREBY INCORPORATED BY REFERENCE.

(C)  NOT  APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES

NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

THERE ARE NO RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S CHARTER GENERALLY INDEMNIFIES A DIRECTOR OR AN OFFICER AGAINST LIABILITY WHICH HE/SHE INCURS IN HIS/HER CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM  8.  EXHIBITS

EXHIBIT 5   -  OPINION OF LEGAL COUNSEL

EXHIBIT 15  -  LETTER RE UNAUDITED  INTERIM  FINANCIAL  INFORMATION

EXHIBIT 23  -  CONSENTS OF EXPERTS AND COUNSEL (SEE EXHIBITS 5 AND 15)

ITEM  9.  UNDERTAKINGS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


                             SIGNATURES
                             ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TORONTO, CANADA, ON JUNE 12, 2002.

ICONET, INC.,
A  NEVADA  CORPORATION



BY:/s/RANDY MILLER
   ------------------------
   RANDY MILLER,  PRESIDENT



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/RANDY MILLER
---------------------------------------------
RANDY MILLER, PRESIDENT


DATE: JUNE 12, 2002